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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT



                                January 12, 1998



MLC Holdings, Inc.
11150 Sunset Hills Road, Suite 110
Reston, VA 20190

Gentlemen:

         We consent to the use in the Registration Statement of MLC Holdings, Inc. of our report dated October 24, 1997, appearing in the Prospectus, which is part of such registration statement, and to the reference to us under the heading "Experts" in such prospectus.

                                            Sincerely,



                                            Thomas J. Price, CPA